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                                                                  EXHIBIT (4)(e)

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                              EASTMAN KODAK COMPANY

                                       TO

                              THE BANK OF NEW YORK
                                                      Trustee

                                   ----------

                          FOURTH SUPPLEMENTAL INDENTURE
                            Dated as of March 1, 1993

                                       TO

                                    INDENTURE
                           Dated as of January 1, 1988

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          FOURTH SUPPLEMENTAL INDENTURE, dated as of March 1, 1993, between
EASTMAN KODAK COMPANY, a corporation duly organized and existing under the laws of the State of New Jersey (the "Company"), having its principal office at 343 State Street, Rochester, New York 14650, and THE BANK OF NEW YORK, a corporation duly organized and existing under the laws of the State of New York, as trustee (the "Trustee").

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of January 1, 1988, as supplemented by First Supplemental Indenture thereto, dated as of September 6, 1991, Second Supplemental Indenture thereto, dated as of September 20, 1991 and Third Supplemental Indenture thereto, dated as of January 26, 1993 (as so supplemented, the "Indenture"), providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided;

          WHEREAS, Section 901(9) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for the purpose of curing any ambiguity, correcting or supplementing any provision in the Indenture which may be inconsistent with any other provision therein, or making any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

          WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Fourth Supplemental Indenture to amend and supplement the Indenture in certain respects as set forth herein; and

          WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company, and a valid amendment of and supplement to the Indenture, have been done.

          NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

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                                   ARTICLE ONE

                       Relation To Indenture; Definitions

          SECTION 1.01. This Fourth Supplemental Indenture constitutes an integral part of the Indenture and shall be construed in connection with and as part of the Indenture.

          SECTION 1.02. For all purposes of this Fourth Supplemental Indenture, capitalized terms used herein without definition shall have the meanings specified in the Indenture.

          SECTION 1.03. The definition of "Trust Indenture Act" provided in
Section 101 of the Indenture shall be amended to read in its entirety as follows:

          "'Trust Indenture Act' means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 as in effect at the date of the Fourth Supplemental Indenture to this Indenture."

          SECTION 1.04. Section 104 of the Indenture is amended to add at the end thereof new subsections (e) and (f) as follows:

               "(e) If any Security of a series is issuable in the form of a Global Security or Securities, the Depositary therefor may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which the Holder of such Security is entitled to grant or take under this Indenture.

               (f) The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted by the second paragraph of
          Section 502 or Section 512. Such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to
          Section 701 prior to such solicitation."

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                                   ARTICLE TWO

                                 The Securities

          SECTION 2.01. The Indenture is amended to add a new Section 205 as follows:

          "SECTION 205. Securities in Global Form.

               If any Security of a series is issuable in the form of a Global Security or Securities, each such Global Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount of Outstanding Debt Securities represented thereby shall be made by the Trustee and in such manner as shall be specified on such Global Security. Any instructions by the Company with respect to a Global Security, after its initial issuance, shall be in writing but need not comply with Section 102."

          SECTION 2.02. Section 304 of the Indenture is amended by adding the phrase "a permanent Global Security or Securities or" before the words "definitive Securities" in the first line thereof; by adding the phrase "or one or more temporary Global Securities" before the words "which are printed" in the third line thereof; and by adding the phrase "or permanent Global Security or Securities, as the case may be", before the words "in lieu of" in the fifth line thereof.

          SECTION 2.03. Section 308 of the Indenture is amended by inserting the following paragraph at the end thereof:

               "None of the Company, any Paying Agent, or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests."

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                                  ARTICLE THREE

                                   The Trustee

          SECTION 3.01. Section 608 (a) of the Indenture is amended by inserting directly before the word "either" appearing in the third line thereof the following:

          "and if the default (exclusive of any period of grace or requirement of notice) to which such conflicting interest relates has not been cured or waived or otherwise eliminated within 90 days after ascertaining that it has such conflicting interest,";

Section 608(a) is further amended by inserting directly before the word "resign" in the fourth line thereof the phrase "except as otherwise provided below in this Section".

          SECTION 3.02. Section 608 (c) of the Indenture is hereby amended by inserting directly after the phrase "of any series" appearing in the second line thereof the following:

          "if such Securities are in default (exclusive of any period of grace or requirement of notice) and".

          SECTION 3.03. Section 608(c)(8) of the Indenture is amended by deleting the word "or" appearing in the last line thereof.

          SECTION 3.04. Section 608(c)(9) of the Indenture is amended by deleting the words and punctuation "on May 15 in any calendar year," appearing in the first line thereof and inserting in their place the following:

          "on the date of default upon Securities of any series (exclusive of any period of grace or requirement of notice) or any anniversary of such default while such default upon such Securities remains outstanding,";

Section 608(c)(9) is further amended by deleting the words and punctuation "May 15 in each calendar year," appearing in line thirteen thereof and inserting in their place the following:

          "the dates of any such default upon a series of Securities and annually in each succeeding year that such series of Securities remains in default,";

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Section 608(c)(9) is further amended by deleting the phrase "May 15" appearing in line fifteen thereof and inserting in its place the word "dates";

and Section 608(c)(9) is further amended by deleting the period appearing in the last line thereof and inserting in its place the following:

          "; or

               (10) the Trustee, except under the circumstances described in paragraphs (1), (3), (9), (5) or (6) of this Section 608(c), shall be or shall become a creditor of the Company.

               For purposes of paragraph (1) of this subsection the term 'series of securities' or 'series' means a series, class or group of securities issuable under an indenture pursuant to the terms of which holders of one such series may vote to direct the Trustee, or otherwise take action pursuant to a vote of holders, separately from holders of another such series; provided that 'series of securities' or 'series' shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured."

          SECTION 3.05. Section 608(d)(1) of the Indenture is amended by deleting the phrase "three years" appearing in the second line thereof and inserting in its place the words "one year".

          SECTION 3.06. Section 608 of the Indenture is amended by inserting at the end thereof the following:

          "(f) Except in the case of a default in the payment of the principal of or interest on any series of Securities, or in the payment of any sinking or purchase fund installment, the Trustee shall not be required to resign as provided by Section 608(c) hereof if the Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon and in accordance with any applicable regulations of the Commission, that--

               (i) the default under the Indenture may be cured or waived during a reasonable period and under the procedures described in such application, and

               (ii) a stay of the Trustee's duty to resign will not be inconsistent with the

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          interests of holders of such series of Securities. The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise.

          Any resignation of the Trustee shall become effective only upon the appointment of a successor trustee and such successor's acceptance of such an appointment."

          SECTION 3.07. Section 609 of the Indenture is amended by inserting directly after the second sentence thereof the following:

     "Neither the Company, nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee for the Securities of any series."

          SECTION 3.08. Section 610(d)(1) of the Indenture is amended by inserting directly after the word and punctuation "months," in the third line thereof the following:

     "unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 608(f),"

          SECTION 3.09. Section 613 of the Indenture is amended by deleting the phrases "four months" and "four-month" each place they appear therein and inserting in place thereof the phrases "three months" and "three-month", respectively.

                                  ARTICLE FOUR

                          Holders' Lists and Reports by
                               Trustee and Company

          SECTION 4.01. Section 703(a) of the Indenture is amended by inserting directly after the phrase "with respect to" appearing in the fourth line thereof the following:

     "any of the following events which may have occurred within the previous twelve months (but if no such event has occurred within such period no report need be transmitted)".

          SECTION 4.02. Section 703(a)(1) of the Indenture is amended by deleting the same in its entirety and inserting in its place the following: "any change to its eligibility under Section 609 and its qualifications under Section 608;".

          SECTION 4.03. Section 703(a) of the Indenture is amended by adding a new subsection (2) as follows and by

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redesignating subsections (2), (3), (4), (5) and (6) as subsections (3), (4),
(5), (6) and (7), respectively:

          "(2) the creation of any material change to a relationship specified in paragraph (1) through (10) of Section 608(c);".

          SECTION 4.04. Section 703(a)(5) (as redesignated pursuant to Section
4.03 of this Fourth Supplemental Indenture) of the Indenture is amended by inserting at the beginning thereof the phrase "any change to".

          SECTION 4.05. Section 704 of the Indenture is amended by adding a new subsection (4) at the end thereof as follows:

          "(4) furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, the principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this subsection (4), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture."

                                  ARTICLE FIVE

                                    Covenants

          SECTION 5.01. Section 1001 of the Indenture is amended by inserting the following paragraph at the end thereof:

     "The interest, if any, due in respect of any Global Security, together with any additional amounts payable in respect thereof, as provided in the terms and conditions of the Securities represented thereby, shall be payable only upon presentation of such Global Security to the Trustee for notation thereon of the payment of such interest."

                                   ARTICLE SIX

                            Redemption of Securities

          SECTION 6.01. Section 1103 of the Indenture is amended by deleting the first word "If" and inserting in place thereof the words "Except as otherwise specified as contemplated by Section 301 for Securities of any series, if".

          SECTION 6.02. Section 1107 is amended by inserting at the end thereof the words"; except that if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global

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Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered."

                                  ARTICLE SEVEN

                            Securityholders' Meetings

          SECTION 7.01. The Indenture is hereby amended by adding after Article Thirteen the following new Article:

                                "ARTICLE FOURTEEN
                           SECURITYHOLDERS' MEETINGS"

     Section 14.01. Purposes for Which Meetings May be Called.

          A meeting of Holders of Securities of any or all series may be called at any time and from time to time pursuant to the provisions of this Article for any of the following purposes:

          (1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders of Securities of any or all Series, as the case may be, pursuant to any of the provisions of Article Five;

          (2) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Six;

          (3) to consent to the execution of a Supplemental Indenture pursuant to the provisions of Section 902; or

          (4) to take any other action authorized to be taken by or on behalf of the Holders of any specified principal amount of the Securities of any or all series, as the case may be, under any other provision of this Indenture or under applicable law.

     Section 14.02. Manner of Calling Meetings.

          The Trustee may at any time call a meeting of Holders of Securities to take any action specified in Section 1401, to be held at such time and at such place in The City of New York, State of New York, as the Trustee shall determine. Notice of every meeting of Holders of Securities, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed not less than 20 nor more than 60 days prior to the date fixed for the meeting.

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     Section 14.03. Call of Meetings by Company or Securityholders.

          In case at any time the Company, pursuant to a resolution of its Board of Directors, or the Holders of not less than ten percent in principal amount of the Securities of any or all series, as the case may be, then Outstanding, shall have requested the Trustee to call a meeting of Holders of Securities of any or all series, as the case may be, to take any action authorized in Section 1401 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 20 days after receipt of such request, then the Company or such Holders of Securities in the amount above specified may determine the time and place in The City of New York, New York for such meeting and may call such meeting to take any action authorized in Section 1401, by mailing notice thereof as provided in
     Section 1402.

     Section 14.04. Who May Attend and Vote at Meetings.

          To be entitled to vote at any meeting of Holders, a Person shall (a) be a Holder of one or more Outstanding Securities with respect to which the meeting is being held; or (b) be a Person appointed by an instrument in writing as proxy by such Holder of one or more Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company or its counsel.

     Section 14.05. Regulations May be Made by Trustee; Conduct of the Meeting;
                    Voting Rights -- Adjournment.

          Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in said
     Section 104; provided, however, that such regulations may provide that written instruments appointing proxies regular on their face, may be

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     presumed valid and genuine without the proof hereinabove or in said Section
     104 specified.

          The Trustee shall by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 1403, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

          At any meeting each Holder of an Outstanding Security or proxy therefor shall be entitled to one vote for each $250,000 principal amount (in the case of Original Issue Discount Securities, such principal amount shall be equal to such portion of the principal amount as may be specified in the terms of such series) of Securities held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by such Person or instruments in writing as aforesaid duly designating such Person as the Person to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 1402 or 1403 may be adjourned from time to time and the meeting may be held so adjourned without further notice.

          At any meeting of Holders, the presence of Persons holding or representing Securities in principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the Persons holding or representing a majority in principal amount of the Securities represented at the meeting may adjourn such meeting with the same effect for all intents and purposes, as though a quorum had been present.

     Section 1406. Manner of Voting at Meetings and Records to be Kept.

          The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount or principal amounts of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified

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     written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 1402. The record shall show the principal amount or principal amounts of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     Section 1407. Exercise of Rights to Trustee and Securityholders Not to be Hindered or Delayed.

          Nothing in this Article contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrances or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.

                                  ARTICLE EIGHT

                                  Miscellaneous

          SECTION 8.01. The Trustee accepts the trusts created by the Indenture, as supplemented by this Fourth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Fourth Supplemental Indenture.

          SECTION 8.02. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.

          SECTION 8.03. Each of the Company and the Trustee makes and reaffirms as of the date of execution of this Fourth Supplemental Indenture all of its respective representations, warranties, covenants and agreements set forth in the Indenture.

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          SECTION 8.04. All covenants and agreements in this Fourth Supplemental
Indenture by the Company or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

          SECTION 8.05. In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 8.06. Nothing in this Fourth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

          SECTION 8.07. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act, as it may be amended from time to time, that is required under such Act to be a part of and govern this Fourth Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Fourth Supplemental Indenture as so modified or excluded, as the case may be.

          SECTION 8.08. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 8.09. All provisions of this Fourth Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Fourth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                                    * * * * *

          This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Supplemental Indenture to be duly executed, and their respective corporate seals (where applicable) to be hereunto affixed and attested, all as of the day and year first above written.

[Corporate Seal]                                    EASTMAN KODAK COMPANY


Attest:

                                                    By:
                                                       -------------------------
                                                       Title:

-------------------------------
Title:


[Corporate Seal]                                     THE BANK OF NEW YORK


Attest:


                                                     By:
                                                        ------------------------
                                                        Title:

-------------------------------
Title:

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STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF MONROE         )


          On the ____ day of ___________, 1993, before me personally came ________________________, to me known, who being duly sworn, did depose and say that he is ________________________ of EASTMAN KODAK COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

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STATE OF NEW YORK        )
                         )ss.:
COUNTY OF NEW YORK       )

          On the ____ day of ___________, 1993, before me personally came ________________________, to me known, who being duly sworn, did depose and say that he is ________________________ of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

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